Exhibit 10(a)

UNIT PURCHASE AND OPTION AGREEMENT

          This Agreement (the “Agreement”) is entered into as of the close of business on June 30, 2010 (the “Effective Date”) by and among REX NuGen, LLC, a South Dakota limited liability company (“REX”) and Central Farmers Cooperative, a South Dakota cooperative (“CFC”). REX and CFC are referred to collectively herein as the “Parties.”

          A.          CFC currently owns 100,000 Class A membership interest units (“Class A Units”) of NuGen Energy, LLC (“NuGen”), which constitute all of the outstanding Class A Units of NuGen. NuGen owns and operates a 100 MGY anhydrous ethanol refinery and production facility located in Turner County, South Dakota.

          B.          REX has agreed to purchase from CFC, and CFC has agreed to sell to REX, 48,949 Class A Units (sometimes referred to herein as the “Purchased Units”).

          C.          CFC has agreed to grant REX an option (the “Option”) to acquire a sufficient number of additional Class A Units from CFC which when combined with its other Class A Units will constitute a 51% equity and voting interest in NuGen on a fully diluted basis as of the date the Option is exercised.

          D.          Additionally, REX has also agreed to make a capital contribution of $6,805,055 to NuGen in consideration of the issuance by NuGen to REX of 100 Class A Units which capital contribution shall be used by NuGen to terminate certain warrants held by certain participating lending institutions, pursuant to Section 2.21 of the Revolving Loan (as defined below).

          Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

ARTICLE I
DEFINITIONS

          1.1 Defined Terms. In addition to all other terms defined elsewhere in this Agreement, the following capitalized terms have the meanings set forth below:

“Class A Units” has the meaning set forth in the Recital A above of this instrument.

“Closing” shall have the meaning set forth in the first paragraph of Article VII of this Agreement.

“Dougherty” means Dougherty Funding, LLC, a Delaware limited liability company, and the lender of record to NuGen under the Revolving Loan and the Term Loan.

“Employee Benefit Plan” shall mean an employee benefit plan as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a plan as defined in Section 4975(e)(1) of the IRC.

“Environmental Laws” shall mean all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean each person (as defined in section 3(9) of ERISA) that together with NuGen would be deemed to be a “single employer” within the meaning of section 414(b),(c), (m) or (o) of the IRC.

“GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

“Hazardous Substances” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of which is prohibited, limited or regulated by any governmental authority or for which any duty or standard of care is imposed pursuant to, any Environmental Law.

“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, patents, service marks and trademarks, and all registrations and applications for registration therefore and all licensees thereof, trade names, domain names, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“IRC” means the Internal Revenue Code of 1986, as amended from time to time.

“Lien” shall mean, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge, claim or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Material Adverse Effect” shall mean a material adverse effect on the business, operations, property, assets, liabilities or financial condition taken as a whole, or a material adverse effect on the ability of CFC or NuGen to perform its obligations.

“Multiemployer Plan” means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which NuGen or any ERISA Affiliate contributes or is obligated to contribute.

“Operating Agreement” shall have the meaning ascribed to it in Section 2.5.

“Pension Plan” shall mean an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the IRC, and that is maintained by NuGen or an ERISA Affiliate for employees.

“Permitted Liens” shall mean those Liens mutually agreed to by REX and CFC which are set forth on Schedule 1.1 hereto and Liens permitted pursuant to the Revolving Loan and Term Loan.

“Person” shall mean any natural person, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

“Reportable Event” means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the Pension Benefit Guaranty Corporation.

“Revolving Loan” shall mean that certain Revolving Credit and Security Agreement dated July 23, 2009 between NuGen and Dougherty.

“Solvent” shall mean that (i) the sum of the assets of such Person, both at a fair valuation and at present fair salable value, will exceed its liabilities, including contingent liabilities, (ii) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, “debt” shall mean any liability on a claim, and “claim” shall mean (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

“Term Loan” shall mean that certain Loan and Security Agreement dated July 23, 2009 between NuGen and Dougherty.

“Transaction Documents” shall mean this Agreement and any other agreements, instruments or documents entered into pursuant to this Agreement.

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of South Dakota.

               1.2 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements previously furnished to REX pursuant to this Agreement were made and prepared, both as to classification of items and as to amounts, in accordance with sound accounting practices and GAAP.

               1.3 Other Terms Defined in UCC. All other capitalized words and phrases used herein and not otherwise specifically defined herein shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.

1.4 Other Interpretive Provisions.

        (a)          The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa.

(b) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c) The term “including” is not limiting, and means “including, without limitation”.

        (d)          Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Transaction Documents) and other contractual agreements or instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Transaction Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(e) To the extent any of the provisions of the other Transaction Documents are inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern.

ARTICLE II
PURCHASE AND SALE OF CLASS A UNITS, OPTION TO PURCHASE
ADDITIONAL CLASS A UNITS, AND CAPITAL CONTRIBUTION

          2.1 Purchase of Class A Units. For the consideration specified below in Section 2.2, on and subject to the terms and conditions of this Agreement, REX agrees to purchase from CFC, and CFC agrees to sell to REX free and clear of any Liens, 48,949 Class A Units (the “Purchased Units”), such Purchased Units constituting a 48.9% voting membership interest in NuGen on a fully diluted basis after the issuance of the Issued Units (as defined below).

          2.2 Purchase Price for Class A Units.

(a) The purchase price (the “Purchase Price”) for the Class A Units set forth in Section 2.1 shall be $8,861,611. The Purchase Price shall be paid as follows:

(1) $2,410,631 shall be paid at Closing in cash by wire transfer of immediately available funds or such other method as is agreed to by REX and CFC; and

              (2)          The balance shall be payable by REX to CFC only from Distributions, including Liquidating Distributions (as both terms are defined in the Operating Agreement), from NuGen that REX is entitled to (herein, the “REX Distributions”). REX hereby assigns all REX Distributions to the payment of the balance of the Purchase Price until the aggregate of REX Distributions paid to CFC equals $6,450,980.

          2.3 Option to Purchase Additional Class A Units. CFC hereby grants to REX the Option to purchase for a purchase price of $1,138,389, an amount of additional Class A Units (the “Option Units”) from CFC, which together with: (1) the 48.9% Purchased Units in Section 2.1 above and (2) the 100 “Issued Units” in Section 2.4 below, would constitute 51% of the total outstanding voting and economic interests of NuGen on a fully diluted basis (such number of Class A Units constituting 51% is referred to herein as the “Controlling Units”) as of the date of the exercise of such Option. Such Option Units shall be free and clear of any Liens and CFC agrees that at all times prior to the exercise of the Option, CFC will possess Class A Units in an amount equal to or greater than the number of Option Units. The purchase price for the Option Units shall be paid as follows:

(a) $589,369 shall be paid upon the closing of the purchase of the Option Units in cash by wire transfer of immediately available funds or such other method as is agreed to by REX and CFC; and

           (b)          the balance of $549,020 shall be payable as follows: if and when CFC has been paid $6,450,980 pursuant to Section 2.2(a)(2) hereof, any additional Distributions (as defined in the Operating Agreement) from NuGen that REX is entitled to (herein, the “Additional REX Distributions”) are hereby assigned by REX to the payment of the balance of the Option price until the aggregate of Additional REX Distributions under this Section 2.3(b) equals $549,020.

The number of Option Units assumes the issuance of all Class B Units in NuGen. In the event that all Class B Units ultimately are not issued, then the Parties acknowledge that the number of Option Units must be re-calculated so that final number of Controlling Units will constitute a 51% voting and equity membership interest in NuGen on a fully diluted basis. In such event, the Parties agree to re-calculate and make such adjustment upon the later of (a) as soon as reasonably practicable after NuGen determines the exact number of Class B Units that have actually been issued, and (b) within 15 days after the exercise by REX of the Option. This obligation to re-calculate and the Option in favor of REX shall each survive the Closing hereunder. The Option shall be exercisable by REX in writing delivered to CFC at any time in REX’s sole discretion at no cost or expense to CFC or NuGen.

          2.4 Capital Contribution. Concurrent with the Closing, REX agrees to contribute an additional $6,805,055 to NuGen in exchange for 100 newly issued Class A Units (the “Issued Units”) to be issued by NuGen to REX pursuant to the terms of a contribution agreement entered into between NuGen and REX (the “Contribution Agreement”). As of the Closing, CFC agrees to cause NuGen to use such capital contribution to eliminate the warrants (“Class C Unit Warrants”) held by Dougherty and/or other participating financial institutions pursuant to Section 2.21 of the Revolving Loan. Such capital contribution shall be paid immediately to NuGen upon Closing in cash by wire transfer of immediately available funds or such other method as is agreed to by the Parties.

          2.5 Operating Agreement. Upon the closing of the purchase of the Option Units, REX and CFC shall cause NuGen to enter into the Fourth Amended and Restated Limited Liability Company Agreement in the form attached hereto as Exhibit A (the “Fourth Amended Operating Agreement”). The attached Fourth Amended Operating Agreement would supersede and replace any prior operating agreements of NuGen, including the Third Amended and Restated Limited Liability Company Agreement dated as of July 2, 2009 (the “Operating Agreement”).

ARTICLE III
REPRESENTATIONS AND WARRANTIES REGARDING CFC

          To induce REX to close the transactions contemplated in this Agreement, CFC represents and warrants to REX that except as may be set forth in particularity and in detail on the disclosure schedules attached to this Agreement and dated the same date as this Agreement (the “Disclosure Schedules”), which shall be arranged in paragraphs corresponding to the numbered paragraphs in this Article III (provided, however, that each disclosure set forth in the Disclosure Schedule shall not be deemed to refer to any other section other than (i) the specific section or sections referenced in such disclosure and (ii) any other sections where the applicability of the disclosed matter or circumstance to the representation or warranty in question is reasonably obvious), the following statements are true and correct as of the Closing and each shall survive the execution and delivery of this Agreement:

          3.1 Organization and Name. CFC is a cooperative duly organized, existing and in good standing under the laws of the State of South Dakota, with full and adequate power to carry on and conduct its business as presently conducted. CFC is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect. The exact legal name of CFC is as set forth in the first paragraph of this instrument.

          3.2 Authorization. CFC has full right, power and authority to enter into this Agreement, and the other Transaction Documents as provided herein and to perform all of its duties and obligations under this Agreement and the other Transaction Documents. The execution and delivery of this Agreement and the other Transaction Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles of incorporation of CFC. All necessary and appropriate action has been taken on the part of CFC to authorize the execution and delivery of this Agreement and the other Transaction Documents.

          3.3 Validity and Binding Nature. This Agreement and the other Transaction Documents are the legal, valid and binding obligations of CFC, enforceable against CFC in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

          3.4 Consent; Absence of Breach. To the actual knowledge of Steve Domm and Brent Edwards (the “CFC Representatives”) after reasonable inquiry and investigation (the “Knowledge Qualifier”), the execution, delivery and performance of this Agreement, and the other Transaction Documents, and the transactions hereunder and thereunder, do not and will not (a) except as disclosed on Schedule 3.4(a), require any consent, approval, authorization of, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, (ii) the articles of incorporation of CFC, or (iii) any material agreement, indenture, permit instrument or other document, or any judgment, order or decree, which is binding upon CFC or any of its properties or assets, or (c) require, or result in, the creation or imposition of any Lien on any asset of CFC.

          3.5 Ownership of Purchased Units; Liens. CFC is the sole owner of the Purchased Units, which are duly and validly issued, fully paid and non-assessable and, at or prior to Closing, will be free and clear of all Liens, charges and claims. In the event REX exercises the Option, immediately prior to the closing of the purchase of the Option Units, CFC will be the sole owner of the Option Units, which will be duly and validly issued, fully paid and non-assessable and will be free and clear of all Liens, charges and claims.

3.6 Brokers’ Fees. CFC does not have any liability or obligation to pay any commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

3.7 Sale or Transfer of Class A Units. Since February 10, 2010, CFC has not entered into an agreement or conducted discussions with other prospective purchasers of the Class A Units.

          3.8 Complete Information. Subject to and qualified by the Knowledge Qualifier, this Agreement and, to the extent actually delivered in writing by CFC to REX, all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by CFC to REX for purposes of, or in connection with, this Agreement and the transactions contemplated thereby is true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by REX that any projections and forecasts provided by CFC are based on good faith estimates and assumptions believed by CFC to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

ARTICLE IV
REPRESENTATIONS AND WARRANTIES REGARDING NUGEN

          To induce REX to close the transactions contemplated in this Agreement, CFC, as the holder of all of the voting units of NuGen, subject to and qualified by the Knowledge Qualifier, represents and warrants to REX that, except as may be set forth in particularity and in detail the Disclosure Schedules, which shall be arranged in paragraphs corresponding to the numbered paragraphs in this Article IV (provided, however, that each disclosure set forth in the Disclosure Schedule shall not be deemed to refer to any other section other than (i) the specific section or sections referenced in such disclosure and (ii) any other sections where the applicability of the disclosed matter or circumstance to the representation or warranty in question is reasonably obvious), the following statements are true and correct as of the Closing and each shall survive the execution and delivery of this Agreement:

          4.1 NuGen Organization and Name. NuGen is a limited liability company duly organized, existing and in good standing under the laws of the State of South Dakota, with full and adequate power to carry on and conduct its business as presently conducted. NuGen is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect. The exact legal name of NuGen is as set forth in the first paragraph of this instrument, and NuGen currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name.

4.2 Consent; Absence of Breach. The execution, delivery and performance of the Agreement and the other Transaction Documents, and the transactions hereunder and thereunder, do not and will not, except as disclosed on Schedule 4.2(a) require any consent, approval, authorization of, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, (ii) the articles of organization of NuGen, or (iii) any agreement, indenture, instrument, permit or other document, or any judgment, order or decree, which is binding upon NuGen or any of its properties or assets, or (c) require, or result in, the creation or imposition of any Lien on any asset of NuGen.

           4.3 Capitalization. Notwithstanding anything to the contrary in this Agreement, the Knowledge Qualifier shall be inapplicable to this Section 4.3 and CFC warrants that the following provisions of this Section 4.3 are true and correct as of the Closing and each shall survive the execution and delivery of this Agreement

          (a)          As of the date set forth above, the capitalization of NuGen is set forth in Schedule 4.3 (the “Capitalization Table”). The Capitalization Table includes a true and complete acccounting of the capitalization of NuGen, including all units of NuGen and other equity securities (and other rights, options or securities convertible into or exerciseable or exchangeable for equity securities) that are authorized, issued, outstanding or reserved for future issuance.

          (b)          All of the presently outstanding equity securities have been duly and validly issued (including, without limitation, issued in compliance with all applicable securities laws) and are fully-paid and nonassessable. To the actual knowledge of the CFC Representatives without independent inquiry, (i) all of the presently outstanding equity securities are owned free and clear of any proxy, voting agreement, voting trust or similar agreement, and (ii) no equity security has been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of NuGen’s members or any other Person.

          (c)          Upon satisfaction of the conditions to complete the Closing including the contribution of the additional $6,805,055 of equity capital to NuGen required under Section 2.4 above, the Class C Unit Warrants are terminated. Accordingly, as of the Closing, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or member agreements, or agreements or understandings of any kind for the purchase or acquisition from NuGen of any of its securities or under which NuGen is obligated to repurchase or redeem any of its securities. To the actual knowledge of the CFC Representatives without independent inquiry, no member of NuGen has granted or provided any other person (through an oral or written agreement) a right or option to purchase or acquire from such member any interest of any kind in any securities of NuGen in which such member has an interest (whether of record or equitable).

          (d)          No agreement or understanding between NuGen and any holder of any equity securities, options or other rights to purchase equity securities from NuGen provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by NuGen.

          (e)          After the closing and transfer to REX of the Purchased Units described in this Agreement and issuance of the Issued Units under the Contribution Agreement, REX shall own not less than a 49% voting interest and 47.77% economic interest in NuGen on a fully diluted basis. After the closing and transfer to REX of the Option Units described in this Agreement, REX shall own not less than a 51% equity and voting interest in NuGen on a fully diluted basis.

          4.4 Ownership of Properties; Liens. Except for NuGen’s interest as a licensee under (i) the ICM License Agreement (as defined in the Term Loan), and (ii) certain software license agreements, NuGen is the sole owner of all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like), other than Permitted Liens.

          4.5 Intellectual Property. NuGen owns and possesses or has a license or other right to use all Intellectual Property, as are necessary for the conduct of the businesses of NuGen, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect upon NuGen, and no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property nor does NuGen know of any valid basis for any such claim.

          4.6 Financial Statements. (a) All financial statements of NuGen submitted to REX have been prepared at NuGen’s request by Christianson & Associates in accordance with sound accounting practices and GAAP on a basis, except as otherwise noted therein, and present fairly the financial condition of NuGen and the results of the operations for NuGen as of such date and for the periods indicated, and (b) since the date of the most recent financial statement submitted by NuGen to REX, there has been no change in the financial condition or in the assets or liabilities of NuGen having a Material Adverse Effect on NuGen.

          4.7 Litigation and Contingent Liabilities. Except as set forth on Schedule 4.7, there is no litigation, arbitration proceeding, demand, charge, claim, petition or governmental investigation or proceeding pending, or threatened, against NuGen, which, if adversely determined, might reasonably be expected to have a Material Adverse Effect upon NuGen. NuGen has no material guarantee obligations, contingent liabilities, liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not fully-reflected or fully reserved for in the most recent audited financial statements delivered to REX or fully-reflected or fully reserved for in the most recent quarterly financial statements delivered to REX.

4.8 Event of Default. CFC has no knowledge of the existence of any event of default, and subject to and qualified by the Knowledge Qualifier, NuGen has received no notice of any default (without regard to grace or cure periods) under any other contract or agreement to which it is a party, including, without limitation, the Revolving Loan and the Term Loan.

          4.9 Adverse Circumstances. Other than as disclosed on Schedule 4.9, no condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding) exists which would have a Material Adverse Effect upon NuGen.

          4.10 Environmental Laws and Hazardous Substances. The representations and statements set forth in this Section 4.10 are qualified by reference to the items disclosed on Schedule 4.10 of this Agreement. NuGen has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Substances, on or off any of the premises of NuGen (whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder. NuGen has complied in all material respects with all Environmental Laws and has obtained all licenses, permits certificates, approvals and similar authorizations thereunder. There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or, to the best of NuGen’s knowledge, threatened, and NuGen shall immediately notify REX upon becoming aware of any such investigation, proceeding, complaint, order, directive, claim, citation or notice, and shall take prompt and appropriate actions to respond thereto, with respect to any non-compliance with, or violation of, the requirements of any Environmental Law by NuGen or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material or any other environmental, health or safety matter, which affects NuGen or its business, operations or assets or any properties at which NuGen has transported, stored or disposed of any Hazardous Substances. NuGen has no material liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Substances or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material.

          4.11 Solvency. Based upon the continuing accuracy of the financial statements prepared and delivered to NuGen by Christianson & Associates, as of the date hereof, NuGen is Solvent, and (a) NuGen is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (b) NuGen does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (c) NuGen is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

4.12 ERISA.

          (a)          Neither NuGen nor any ERISA Affiliate as of the date hereof (i) maintains, contributes to or has any liability to contribute to any Pension Plan or has within the preceding five years made or accrued such contributions or had such liability,

(ii) contributes to or has any liability to contribute to any Multiemployer Plan or has within the preceding five years made or accrued such contributions or had such liability or (iii) provides or has any material liability to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the IRC or applicable state law).

          (b)          Except as disclosed on Schedule 4.12, neither NuGen nor any ERISA Affiliate (i) has knowledge that NuGen or the ERISA Affiliate is not in material compliance with the requirements of ERISA, the IRC, or state law with respect to any Employee Benefit Plan, (ii) has knowledge that a Reportable Event occurred or continues to exist in connection with any Pension Plan, or (iii) sponsors an Employee Benefit Plan that it intends to maintain as qualified under the IRC that is not so qualified, and no fact or circumstance exists which may have a material adverse effect on such Employee Benefit Plan’s tax qualified status.

          (c)          Except as, in the aggregate, does not have a Material Adverse Effect, neither NuGen nor any ERISA Affiliate has liability for any (i) accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) under any Pension Plan, whether or not waived, (ii) withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan under Section 4201 or 4243 of ERISA, or (iii) event or circumstance which could result in financial obligation to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Employee Benefit Plan (other than routine claims for benefits under the Employee Benefit Plan).

          4.13 Labor Relations. Except as could not reasonably be expected to have a Material Adverse Effect, (i) there are no strikes, lockouts or other labor disputes against NuGen or threatened, (ii) hours worked by and payment made to employees of NuGen have not been in violation of the Fair Labor Standards Act, as amended, or any other applicable law, and (ii) no unfair labor practice complaint is pending against NuGen or threatened before any governmental authority.

          4.14 Taxes. As of the date hereof, NuGen has timely filed all tax returns and reports required by law to have been filed by it and has paid all taxes, governmental charges and assessments due and payable with respect to such returns, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, are insured against or bonded over to the satisfaction of REX, and the contesting of such payment does not create a Lien on the Class A Units which is not a Permitted Lien. There is no controversy or objection pending or threatened in respect of any tax returns of NuGen. NuGen has made adequate reserves on its books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable.

          4.15 Governmental Regulation. NuGen is not, or after giving effect to this Agreement and the other Transaction Documents, will not be, subject to regulation under the Federal Power Act, the ICC Termination Act of 1995 or the Investment Company Act of

1940, each as amended from time to time, or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

4.16 Place of Business. The principal place of business and books and records of NuGen are located at 27283 447th Avenue, Marion, South Dakota.

4.17 Brokers’ Fees. NuGen does not have any liability or obligation to pay any commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          4.18 Permits. NuGen has in full force and effect all necessary governmental permits and approvals in order to operate its business in accordance with applicable law. Schedule 4.18 contains a true, complete and correct list of all permits that NuGen currently holds, and NuGen is in compliance with all terms of such permits. No investigation or review by any governmental entity with respect to NuGen or the permits is pending, or, to the knowledge of NuGen, threatened.

          4.19 Sale or Transfer of Assets; Capitalization. Since February 10, 2010, NuGen has not (i) entered into an agreement or conducted discussions with other prospective purchasers of the equity and/or assets of NuGen, (ii) made any changes to NuGen’s capitalization or paid any dividends or other distributions (other than “Make-Up Consideration” under the Revolving Loan and/or Term Loan) to its members, (iii) become a party to a merger, business combination or consolidation, or completed the sale of all or substantially all of NuGen’s assets or other sale of assets outside of the ordinary course of business, (iv) liquidated, dissolved or recapitalized NuGen, (v) made changes to NuGen’s Operating Agreement, Articles of Organization or other constituent documents, or (vi) engaged in any businesses other than the businesses in which it is presently engaged. For the avoidance of doubt, nothing herein is intended to restrict or prevent NuGen’s rights to pay or issue “Make-Up Consideration” under the terms of the Revolving Loan and/or Term Loan. CFC has delivered to REX a true, correct and complete copy of the Operating Agreement.

ARTICLE V REPRESENTATIONS AND WARRANTIES OF REX

               To induce CFC to close the transactions contemplated in this Agreement, REX makes the following representations and warranties to CFC, each of which shall survive the execution and delivery of this Agreement:

          5.1 Organization and Name. REX is a limited liability company duly organized, existing and in good standing under the laws of the State of South Dakota, with full and adequate power to carry on and conduct its business as presently conducted. The exact legal name of REX is as set forth in the first paragraph of this Agreement.

          5.2 Authorization. REX has full right, power and authority to enter into this Agreement and the other Transaction Documents and to perform all of its duties and obligations under this Agreement and the other Transaction Documents. The execution and delivery of this Agreement and the other Transaction Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles of organization of REX. All necessary and appropriate action has been taken on the part of REX to authorize the execution and delivery of this Agreement and any other documents or instruments related thereto.

          5.3 Validity and Binding Nature. This Agreement and the other Transaction Documents are the legal, valid and binding obligations of REX, enforceable against REX in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

          5.4 Consent; Absence of Breach. The execution, delivery and performance of this Agreement and the other Transaction Documents, and the transactions hereunder and thereunder, do not and will not (a) require any consent, approval, authorization of, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, (ii) the articles of organization of REX, or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon REX or any of its properties or assets, or (c) require, or result in, the creation or imposition of any Lien on any asset of REX.

ARTICLE VI
COVENANTS

          6.1 Further Assurances. Each Party shall cooperate with the others, take such further action, and execute and deliver such further documents, as may be reasonably requested by any other Party to give effect to the transactions contemplated in this Agreement and any other Transaction Documents.

          6.2 Inconsistent Agreements. No Party shall not enter into any other agreement containing any provision which would be violated or breached by any transaction described in this Agreement and any other Transaction Documents.

               6.3 Access to Information. From and after the Closing, REX will be entitled, and CFC will not object, to access of all documents, books, records (including tax records), agreements, and financial data of any sort relating to the operations of NuGen prior to and after the Closing.

               6.4 Fiscal Year. CFC and REX agree that upon the closing of the purchase of the Option Units, as soon as practicable upon receipt of necessary consent from Dougherty, NuGen’s fiscal year shall be amended to be January 1 - December 31, which designation shall also be included in the Fourth Amended Operating Agreement.

               6.5 Consents and/or Waivers. Each Party hereto hereby agrees to take such further action, execute such additional documents and use commercially reasonable efforts, as necessary, after Closing to assist the other Parties hereto in obtaining any third party consents and/or waivers required (if any) in connection with the transactions contemplated by the provisions of this Agreement.

          6.6 Section 754 Election. CFC agrees that it will not object to NuGen making an Election under Section 754 of the Internal Revenue Code for its tax year that includes the effective date of this Agreement.

ARTICLE VII
CLOSING; CLOSING DOCUMENTS

          7.1 Closing. The consummation of the purchase and sale of the Purchased Units (the “Closing”) will take place immediately upon the satisfaction of all conditions to Closing having been either satisfied or waived by the Party entitled to waive the same. Notwithstanding the foregoing, the purchase and sale of the Purchased Units and the issuance of the Issued Units shall be deemed effective as of the Effective Date.

          7.2 Conditions Precedent to REX’s Obligations. The obligation of REX to purchase the Purchased Units from CFC shall be subject to fulfillment or waiver in writing by REX at or prior to the Closing of each of the following conditions:

(a) At the Closing, CFC shall deliver to REX all of the following, each to be satisfactory in form and content to REX in its sole but reasonable discretion:

(1) 48,949 Class A Units of NuGen by duly executed assignment.

(2) Evidence of the release of all Liens that encumber the Purchased Units reasonably satisfactory to REX and its counsel.

(3) A duly executed Agreement in the form attached hereto as Exhibit B.

             (4)          A secretary certificate’s which certifies and attaches (i) a true and complete copy of CFC’s articles of incorporation, (ii) a true and complete copy of the resolution adopted by CFC’ Board of Managers authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing for CFC for the state in which CFC is organized and for each state in which CFC is qualified to do business;

(5) Such other certificates, documents and instruments that REX or its counsel may reasonably request in order to consummate the transactions contemplated by this Agreement.

(6) At the closing of the Option Units, CFC shall deliver to REX a duly executed Fourth Amended Operating Agreement in the form attached hereto as Exhibit A.

(7) A written opinion of counsel for CFC dated as of Closing as to the matters set forth in Sections 4.1, 4.2, 4.3 and 4.7 and as to the enforceability of the Agreement attached as Exhibit B.

(8) Any other legal memoranda mutually agreed to by legal counsel of the Parties.

(9) At the closing of the Option Units, evidence of the release of all Liens that encumber the Option Units reasonably satisfactory to REX and its counsel.

(b) At the Closing, the following shall be delivered to REX, each to be satisfactory in form and content to REX in its sole discretion:

(1) The Issued Units.

(2) Evidence of termination of the Class C Unit Warrants as reasonably satisfactory to REX and its counsel.

(3) Evidence of CFC’s compliance with NuGen’s unit transfer policy in connection with the transfer of the Class A Units to REX as reasonably satisfactory to REX and its counsel.

(4) A duly executed Contribution Agreement as described in Section 2.4 and in the form attached hereto to as Exhibit C.

             (5)          A secretary certificate’ which certifies and attaches (i) a true and complete copy of NuGen’s articles of organization, (ii) a true and complete copy of the resolution adopted by NuGen’ Board of Managers authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing for NuGen for the state in which NuGen is organized and for each state in which NuGen is qualified to do business.

             (6)          Within 15 calendar days of the Closing or as soon as reasonably practicable thereafter, unqualified audited financial statements of NuGen dated as of the date of Closing prepared by Christianson & Associates.

(7) REX has been provided a true and correct copy of the Revolving Loan and the Term Loan, and upon request, will be provided a complete copy of exhibits and schedules thereto.

          7.3 Conditions Precedent to CFC’s Obligations. The obligation of CFC to sell the Purchased Units to REX shall be subject to fulfillment or waiver in writing by CFC at or prior to the Closing of each of the following conditions:

(a) REX shall pay to CFC the portion of the Purchase Price set forth in Section 2.2(a)(1) for the Purchased Units.

(b) REX shall deliver to NuGen the $6,805,055 capital contribution described in Section 2.4 of this Agreement at Closing.

(c) At the Closing, REX shall deliver to CFC all of the following, each to be satisfactory in form and content to CFC in its sole discretion:

(1) a duly executed Agreement in the form attached hereto to as Exhibit B.

(2) A duly executed Contribution Agreement as described in Section 2.4 and in the form attached hereto to as Exhibit C.

             (3)          A secretary certificate’s which certifies and attaches (i) a true and complete copy of REX’s articles of organization, (ii) a true and complete copy of the resolution adopted by REX’s Board of Managers authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing for REX for the state in which REX is organized.

(4) Such other certificates, documents and instruments that CFC or its counsel may reasonably request in order to consummate the transactions contemplated by this Agreement.

(5) At the closing of the Option Units, a duly executed Fourth Amended Operating Agreement in the form attached hereto as Exhibit A.

7.4 Termination. This Agreement may be terminated prior to the occurrence of the Closing as follows:

        (a)          By REX by delivery of written notice to CFC if the conditions for Closing set forth in Section 7.2 have not been satisfied by July 30, 2010, provided that REX in good faith has used commercially reasonable efforts to cause the conditions set forth in Section 7.3 to be met.

        (b)          By CFC by delivery of written notice to REX if the conditions for Closing set forth in Section 7.3 have not been satisfied by July 30, 2010, provided that CFC in good faith has used commercially reasonable efforts to cause the conditions set forth in Section 7.2 to be met.

ARTICLE VIII
INDEMNIFICATION

          8.1 Indemnification by CFC. CFC agrees to indemnify, save, defend, and hold harmless REX and its affiliates and their successors and assigns (the “Other Indemnitees”) from and against, and to promptly reimburse REX and the Other Indemnitees for, all losses, liabilities, indebtedness, damages, actions, causes of action, debts, dues, judgments, penalties, fines, costs, obligations, taxes, expenses, and fees, including all reasonable attorneys’ fees and court costs, paid or incurred by or asserted against REX or the Other Indemnitees or NuGen (all of such losses, liabilities and other items being hereinafter collectively referred to as “Indemnified Liabilities”) resulting from, arising out of, relating to or caused by (a) the breach of any representation, warranty or covenant of CFC contained in this Agreement or any document or schedule referred to herein, or (b) the cost and expense of defending any action, demand, or claim by any third party (other than claims by any third party relating to the matters described on Schedule 4.2) against or affecting REX or NuGen, which if true or successful, would give rise to a breach of any of the representations, warranties, or covenants of CFC or would obligate REX or NuGen or cause REX or NuGen to be subject to any obligation, liability, or indebtedness referred to in the preceding clauses even if such action, demand, or claim ultimately proves to be untrue or unfounded. For the avoidance of doubt, since CFC will also be an owner of NuGen, in the event that REX has a claim against CFC, at the election of REX, any such indemnification obligation, or portion thereof, shall be owed solely to REX and CFC shall have no right of contribution or other remedy against NuGen.

          8.2 Indemnification by REX. REX agrees to indemnify, save, defend, and hold harmless CFC from and against, and promptly reimburse CFC for, all Indemnified Liabilities paid or incurred by or asserted against CFC or NuGen resulting from, arising out of, relating to or caused by (a) the breach of any representation, warranty, or covenant of REX contained in this Agreement or any agreement, document, or schedule referred to herein, or (b) the cost and expense of defending any action, demand, or claim by any third party against or affecting CFC or NuGen, which if true or successful, would give rise to a breach of any of the representations, warranties, or covenants of REX or would obligate CFC or NuGen or cause CFC or NuGen to be subject to any obligation, liability, or indebtedness referred to in the preceding clauses even if such action, demand, or claim ultimately proves to be untrue and unfounded.

          8.3 Limitations on Indemnifications and Warranties with Respect to Time. Any claim for indemnification or for breach of any representation or warranty arising under or out of this Agreement shall be delivered with reasonable specificity in writing delivered to the indemnitor within the following time limitations:

       (a)          CFC’s representations, warranties, and indemnities with respect to Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 4.1, Section 4.2, Section 4.3, Section 4.4, and Section 4.17 shall survive indefinitely.

(b) CFC’s representations, warranties, and indemnities with respect to Sections 4.12 and 4.14 shall survive for the applicable statute of limitations.

(c) CFC’s representations, warranties, and indemnities with respect to Section 4.10 shall survive for five years after the Closing.

(d) REX’s representations, warranties and indemnities with respect to Article 5 shall survive indefinitely.

       (e)          The Parties’ representations, warranties, and indemnities with respect to all other matters shall expire at the close of business occurring on the 18-month anniversary of the Closing except with respect to claims, whether liquidated or unliquidated, asserted prior thereto.

ARTICLE IX
MISCELLANEOUS

          9.1 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          9.2 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

      9.3 Governing Law. It is the intention of the parties hereto that the laws of the State of South Dakota shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

          9.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein. No Party may assign either this Agreement or any of his rights, interests, or obligations hereunder without the prior written approval of the other Parties and any purported assignment without such consent shall be void.

          9.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          9.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          9.7 Notices. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail (return receipt requested) with postage prepaid or (c) sent by next day or overnight mail or nationally recognized courier, addressed as follows:

If to REX:

REX NuGen, LLC
Zafar Rizvi, President
2875 Needmore Road
Dayton, OH 45414
(937) 276-3931
zrizvi@rexstores.com

with a copy to:

Dinsmore & Shohl
10 Courthouse Plaza SW, Suite 1100
Dayton, Ohio 45402
Attn: Edward M. Kress, Esq.

Telephone 937-449-2830

If to CFC:

Central Farmers Cooperative
44608 - 273rd Street
Marion, South Dakota 57043
Attention: Steve Domm

If to NuGen:

NuGen Energy, LLC
27283 – 447th Avenue
Marion, South Dakota 57043
Attention: Aaron Riedell

All such notices, requests, demands and other communications shall be deemed to have been received (w) if delivered personally, on the day delivered, (x) if mailed registered or certified mail (return receipt requested), on the next business day following the day on which the written receipt of such mail is signed and (y) if sent by next day or overnight mail or courier, on the day delivered. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          9.8 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by REX, NuGen and CFC. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

          9.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          9.10 Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          9.11 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

          9.12 Incorporation of Exhibits, Annexes, and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          9.13 Survival. Except as the context otherwise requires and subject to the time limitations set forth herein, all covenants and agreements of the Parties shall survive the sale of the Purchased Units and the Option Units and the consummation of the transactions contemplated herein or the termination of this Agreement.

*  *  *  *  *

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

REX:

REX NUGEN, LLC

By:	/s/ Zafar Rizvi

Zafar Rizvi, President

CFC:

CENTRAL FARMERS COOPERATIVE

/s/ Steve Domm
Steve Domm
Its: General Manager

LIST
OF
EXHIBITS AND SCHEDULES
TO
UNIT PURCHASE AND OPTION AGREEMENT
BETWEEN
REX NUGEN, LLC AND CENTRAL FARMERS COOPERATIVE

Schedules:

1.1	Permitted Liens – NuGen (omitted)

3.4(a)	CFC consents, approvals, Lien releases and/or waivers to get before Closing (omitted)

4.2	Consent; Absence of Breach (omitted)

4.3	Capitalization Table – NuGen [pre-Closing and post Closing] (omitted)

4.7	Litigation and Contingent Liabilities – NuGen (omitted)

4.9	Adverse Circumstances – NuGen (omitted)

4.10	Environmental and Hazardous Substances – NuGen (omitted)

4.12	ERISA (omitted)

4.18	Permits – NuGen (omitted)

Exhibit A	Form of Fourth Amended and Restated Limited Liability Company Agreement (omitted)
Exhibit B	Form of Agreement
Exhibit C	Form of Contribution Agreement

          A copy of any omitted schedule or exhibit will be furnished supplementally to the Commission upon request.

AGREEMENT

          THIS AGREEMENT (the “Agreement”) is made as of June 30, 2010, by and between Central Farmers Cooperative, a South Dakota cooperative (“CFC”), and REX NuGen, LLC, a South Dakota limited liability company (“REX”). CFC and REX are each referred to herein as a “Party” and together as the “Parties”.

          WHEREAS, each Party owns, intends to purchase, or has the right to purchase Class A Units (the “Units”) of NuGen Energy, LLC, a South Dakota limited liability company (the “Company”); and

          WHEREAS, the Parties wish to enter into an agreement with respect to certain matters related to their ownership of the Units.

          NOW, THEREFORE, for good a valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

          1.          Defined Terms. All terms not otherwise defined herein shall have the meanings assigned to such terms in the Company’s Third Amended and Restated Limited Liability Company Agreement, as the same may be amended, supplemented or restated from time to time (the “Operating Agreement”).

          2.          Voting of Units in the Election of Managers. Each Party shall, in any election of managers of the Company, vote all the Units as to which such Party has voting discretion so as to cause the Company’s Board of Managers to consist of an odd number of managers, the majority of which are individuals nominated by CFC and the remainder of which are nominated by REX. By way of example, if the Company’s Board of Managers consists of nine (9) managers, five (5) would be individuals nominated by CFC and four (4) would be individuals nominated by REX. Except as expressly set forth herein, the Parties may vote their Units in the election of managers of the Company without restriction. REX and CFC agree to hold an election of managers as soon as practicable after REX becomes a member of NuGen.

          3.          Removal of Managers. No Party shall vote to remove a manager nominated by the other Party without the written consent of the applicable nominating Party.

          4.          Agreement to Vote Shares. The Parties agree that at any meeting of the Members of the Company, however called, and in any action taken by written consent of Members of the Company without a meeting, neither Party shall vote the Party’s Units in favor of any of the following unless both Parties have previously agreed in writing to vote in favor of such action:

(a) mergers or consolidations with or into any other Business Entity which is not an Affiliate of the Company, whether or not the Company is the surviving entity;

            (b)          dispositions (whether effected by merger, sale of assets, lease, equity exchange or otherwise) of all or substantially all of the assets of the Company, other than through a pledge, security, transfer to a subsidiary under the control of the Company or transfer to effect a securitization of the Company’s assets for purposes of debt financing;

(c) amendments of the Operating Agreement requiring approval by the Members to the extent provided in Article 7 of the Operating Agreement;

(d) dissolution of the Company under Section 8.1 of the Operating Agreement.

          5.          Grant of Proxy. Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

          6.          Manner of Voting. The voting of Units pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

          7.          Other Voting Agreements. Each Party represents and agrees that such Party is not and will not become party to any other voting trust, agreement for voting control, or other like agreement involving any of the voting securities of the Company owned by such Party during the term of this Agreement, the application of which would conflict with the provisions of this Agreement.

          8.          Termination. This Agreement will terminate on the earlier of (i) the effective date of REX owning more than 50 percent of the issued and outstanding Class A Units and/or voting Units of the Company; (ii) any liquidation, dissolution or winding up, the sale of all or substantially all of the assets of the Company, or any consolidation or merger of the Company in which the Company is not the surviving corporation; (iii) mutual written agreement by the Parties; or (iv) maximum time, including any applicable renewable periods, allowed by South Dakota law.

          9.          Enforcement. Each Party acknowledges that the other Party will suffer irreparable harm if the first Party fails to comply with this Agreement, and that monetary damages will be inadequate to compensate the other Party for such failure. Accordingly, the Parties agree that this Agreement may be enforced by specific performance or other injunctive relief, in addition to any other remedies available at law or in equity.

          10.        Miscellaneous.

            (a)          Further Assurances. Each Party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver such other agreements, certificates, instruments or documents as any other party may reasonably request from time to time in order to carry out the intent and purposes of this Agreement.

(b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any third party other than the Parties and their respective successors and permitted assigns.

            (c)          Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

2

            (d)          Governing Law. This Agreement will be governed by, and will be construed and enforced in accordance with, the laws of the State of South Dakota without regard to its conflicts of law principles that would require the application of the laws of any other state.

            (e)          Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party and any purported assignment without such consent shall be void provided, however.

            (f)          Counterparts. This Agreement may be executed in one or more counterparts, and by facsimile or email in portable document format, each of which shall be deemed to be an original, but all of which shall be one and the same instrument.

(g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            (h)          Notices. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail (return receipt requested) with postage prepaid, or (c) sent by next day or overnight mail or nationally recognized courier, addressed as follows:

If to REX:	with a copy to:
REX NuGen, LLC	Dinsmore & Shohl
2875 Needmore Road	10 Courthouse Plaza SW, Suite 1100
Dayton, OH 45414	Dayton, OH 45402
Attn: Zafar Rizvi	Attn: Edward M. Kress, Esq.
Telephone: (937) 276-3931	Telephone: (937) 449-2830
zrizvi@rexstores.com

If to CFC:	with a copy to:
Central Farmers Cooperative	Stoel Rives LLP
44608 - 273rd Street	33 South Sixth Street, Suite 4200
Marion, SD 57043	Minneapolis, MN 55402
Attn: Steve Domm	Attn: Kevin Prohaska
Telephone: (605) 648-3941	Telephone (612) 373-8805

          All such notices, requests, demands and other communications shall be deemed to have been received (w) if delivered personally, on the day delivered, (x) if mailed registered or certified mail (return receipt requested), on the next business day following the day on which the written receipt of such mail is signed and (y) if sent by next day or overnight mail or courier, on the day delivered. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

3

            (i)           Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by REX and CFC. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

            (j)           Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event any term or provision of this Agreement is deemed to violate the Company’s debt financing agreements or constitute an amendment of the Operating Agreement, such term or provision shall be ineffective to the extent of such violation or amendment, without affecting in any way the remaining provisions hereof or rendering that or any other provision of this Agreement invalid or unenforceable. Notwithstanding the foregoing, if any amendment of this Agreement pursuant to this Section would cause the Parties to lose the material benefit of their economic bargain, then the Parties agree to negotiate in good faith to amend this Agreement in order to restore the lost material benefit.

            (k)          Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

[SIGNATURE PAGES FOLLOW]

4

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

REX:

REX NUGEN, LLC

By:

Zafar Rizvi, President

CFC:

CENTRAL FARMERS COOPERATIVE

By:

Steve Domm, General Manager

Signature Page to Agreement

NUGEN ENERGY, LLC

CONTRIBUTION AGREEMENT

          THIS AGREEMENT, executed as of ___________, 2010, is between NuGen Energy, LLC, a South Dakota limited liability company (the “Company”), and REX NuGen, LLC, a South Dakota limited liability company (“Subscriber”).

          In consideration of the mutual promises contained herein, and other good and valuable consideration, the parties hereto agree as follows:

          1.        Agreement of Sale. The Company agrees to sell to Subscriber, and Subscriber agrees to purchase from the Company, One Hundred (100) of the Company’s Class A Units (the “Units”) for Six Million Eight Hundred Five Thousand Fifty-Five Dollars and No Cents ($6,805,055.00) (the “Purchase Price”), which shall be credited as a capital contribution to Subscriber’s capital account with respect to the Units.

          2.        Payment of the Purchase Price. Concurrently with the delivery of this Agreement, Subscriber has wired funds directly to the Company or written a check to the Company in the amount of the Purchase Price, in full payment for the purchase of the Units. Subscriber understands and agrees that the Purchase Price is immediately at risk and available for use by the Company. Upon payment of the Purchase Price, the Company shall issue the Units to Subscriber effective as of the close of business on June 30, 2010 (the “Effective Date”).

          3.        Representations and Warranties of the Company. In consideration of Subscriber’s subscription for the Units, the Company represents and warrants to Subscriber as follows:

(a) The Company is a duly organized and validly existing limited liability company under the laws of the State of South Dakota.

          (b)          The Company is in good standing under the laws of the State of South Dakota, and there are no proceedings or actions pending to limit or impair any of its powers, rights and privileges, or to dissolve it.

(c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by proper corporate action of the Company.

(d) The Units issued to Subscriber will be validly issued, fully paid and nonassessable.

          4.        Representations and Warranties of Subscriber. In consideration of the Company’s offer to sell the Units, Subscriber hereby represents and warrants to the Company as follows:

          (a)          The Units to be acquired by Subscriber pursuant to this Agreement are being acquired for its own account and not with a view to or for sale in connection with any distribution of such Interests. Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the risks of the purchase of the Units and is able to bear the economic risk of the investment in the Units. Subscriber is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

NuGen Energy, LLC	Contribution Agreement

(b) Subscriber has received all requested information, has fully reviewed, and is familiar with the business and financial condition of the Company.

          (c)          Subscriber certifies, under penalties of perjury, that the undersigned is NOT subject to the backup withholding provisions of Section 3406(a)(i)(C) of the Internal Revenue Code of 1986, as amended. (Note: You are subject to backup withholding if (a) you fail to furnish your tax identification number herein; (b) the Internal Revenue Service notifies the Company that you furnished an incorrect tax identification number; (c) you are notified that you are subject to backup withholding; or (d) you fail to certify that you are not subject to backup withholding or you fail to certify your tax identification number.)

          (d)          Subscriber is a bona fide resident of the State of South Dakota. Subscriber is a duly organized and validly existing limited liability company under the laws of the State of South Dakota. Subscriber is in good standing under the laws of the State of South Dakota, and there are no proceedings or actions pending to limit or impair any of its powers, rights and privileges, or to dissolve it. Subscriber was formed for the purpose of investing in the Units and all equity owners of Subscriber are pre-existing entities that are accredited investors. Each of Subscriber’s beneficial owners is a bona fide resident of South Dakota or Ohio.

(e) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by proper corporate action of Subscriber.

          5.        Compliance with Securities Act. Subscriber agrees that if the Units or any part thereof are sold or distributed in the future, Subscriber must sell or distribute them pursuant to the requirements of the Securities Act and applicable state securities laws. Subscriber agrees that Subscriber will not transfer any part of the Units without (a) obtaining an opinion of counsel satisfactory in form and substance to the counsel for the Company to the effect that such transfer is exempt from the registration requirements under the Securities Act and applicable state securities laws or (b) such registration.

          6.        Knowledge of Restrictions upon Transfer of the Units. Subscriber understands that the Units are not freely transferable and that, as a consequence thereof, Subscriber must bear the economic risk of investment in the Units for an indefinite period of time and may have extremely limited opportunities to dispose of the Units.

          7.        Operating Agreement. Subscriber has received a copy of the Third Amended and Restated Operating Agreement of the Company, as amended (the “Operating Agreement”), and Subscriber agrees that, upon acceptance by the Company of this Agreement and issuance of the Units to the Subscriber, Subscriber shall be a party to and shall be bound by the provisions of the Operating Agreement.

          8.        Covenants of the Company.

          (a)          Anti-Dilution. Without the prior written consent of Subscriber, the Company agrees that it will not (i) dilute Subscriber; (ii) amend the economic rights, preferences, allocations, distributions, determination of Class Percentages, or any other rights and privileges associated with the Class A Units; or (iii) make any material amendments to the Company’s senior and revolving debt financing arrangements.

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NuGen Energy, LLC	Contribution Agreement

          (b)          Warrant. The Company agrees that upon receipt of the Purchase Price, the Company will use the Purchase Price to eliminate the warrants held by Dougherty and/or other participating financial institutions pursuant to Section 2.21 of that certain Revolving Credit and Security Agreement dated July 23, 2009 between the Company and Dougherty, as amended.

          (c)          Accounting. The Company will deliver to Subscriber the financial statements set forth in the Operating Agreement within 60 days after the end of each GAAP Fiscal Year (as defined in the Operating Agreement) and such financial statements will be prepared in accordance with the Securities Exchange Act of 1934, as amended, and all applicable rules and regulations thereunder or otherwise applicable to a U.S. public reporting company. The Company’s accounting firm must be a registered independent accounting firm with the Public Company Accounting Oversight Board.

          (d)          Section 754 Election. The Company agrees that it will make an Election under Section 754 of the Internal Revenue Code (“Code”) for its tax year that includes the effective date of this Agreement if (and only if) it is requested to do so by Subscriber. If the Company makes an Election under Section 754 pursuant to this provision, the Company agrees that Subscriber shall have the right to determine the method and manner for the adjustment in the basis of the Company’s assets under Sections 743(b) and 754 of the Code so long as such method and manner are not inconsistent with the Code and regulations promulgated thereunder. Company hereby agrees that the fair market value of the Company’s assets are at least equal to their tax basis as of the Effective Date, and Company represents and warrants that it will treat the fair market value of the Company’s assets as being at least equal to their tax basis as of the Effective Date on all tax returns.

          (e)          Approvals. Concurrently with the execution of this Agreement, the Company shall deliver to Subscriber certified copies of the resolutions adopted by the Company accepting Subscriber as a member of the Company and appointing Zafar Rizvi to serve as a member of the Company’s risk management and executive committees.

          9.        Miscellaneous.

          (a)          Notice. If any notification is required by law, such notification shall be deemed reasonable and properly given five days following deposit in the U.S. Mail or one day following deposit in Federal Express or other reputable overnight service postage prepaid, addressed to the Company at 27283 – 447th Avenue, Marion, South Dakota 57043, Attn: Aaron Riedell, or Subscriber at 2875 Needmore Road, Dayton, OH 45414, Attn: Zafar Rizvi, President, or at such other address as shall be given in writing by one party to the other.

          (b)          Invalidity of Particular Provisions. The Company and Subscriber agree that the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

          (c)          Successors or Assigns. The Company and Subscriber agree that all of the terms of this Agreement shall be binding on their respective successors and assigns, and that the term the “Company” and the term “Subscriber” as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators. Notwithstanding the foregoing, this Agreement and the rights and obligations of the parties hereunder shall not be assignable, in whole or in part, by Subscriber without the prior written consent of the Company.

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NuGen Energy, LLC	Contribution Agreement

(d) Governing Law. This Agreement shall be interpreted and governed under the laws of the State of South Dakota, other than its choice of law provisions.

          (e)          Waiver. Waiver of any default hereunder by the Company shall not be a waiver of any other default or of a same default on a later occasion. No delay or failure by the Company to exercise any right or remedy shall be a waiver of such right or remedy and no single or partial exercise by the Company of any right or remedy shall preclude other or further exercise thereof or the exercise of another right or remedy at any other time.

          (f)          Representations to Survive Delivery. The representations, warranties, and agreements of the Company and of Subscriber contained in this Agreement will remain operative and in full force and effect and will survive the payment of the Purchase Price and the issuance of the Units.

          (g)          Entire Agreement. This Agreement constitutes the entire agreement of the parties relative to the purchase of the Units by Subscriber and supersedes any and all other agreements and understandings, whether written or oral, relative to the matters discussed herein.

          (h)          Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

*  *  *  *  *

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NuGen Energy, LLC	Contribution Agreement

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first written above.

SUBSCRIBER:	COMPANY:

REX NUGEN, LLC	NUGEN ENERGY, LLC

By:	By: Aaron Riedell

Its:	Its: Chief Executive Officer

FEIN: